UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

 Securities Exchange Act of `1934

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ZEGARELLI GROUP INTERNATIONAL, INC.

(Name of Registrant As Specified in Charter)

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ZEGARELLI GROUP INTERNATIONAL, INC.

80679 Camino Santa Elise
Indio, California 91352

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved: (i) that certain Plan and Agreement of Reorganization dated January 13, 2013 (the “Acquisition Agreement”) among Zegarelli Group International, Inc., a California corporation (the “Company”) and 2050 Motors, Inc., a Nevada corporation (the “2050 Motors”) and certain shareholders of 2050 Motors (the “2050 Shareholders”); (ii) ratify the appointment of Michael Hu as a member of the Board of Directors (the “Board”) and as the President, Chief Financial Officer and Secretary of the Company and Bernd Schaefers and Mark Edwards as members of the Board; (iii) an amendment to the Articles of Incorporation (the “Name Change Amendment”) to change the name of the Company from “Zegarelli Group International, Inc.” to “2050 Motors, Inc.”; (iv) an amendment to the Articles of Incorporation (the “Authorized Capital Amendment”) to increase the total authorized capital stock from 25,000,000 shares of common stock, no par value, to 100,000,000 shares of common stock, no par value (the “Increase in Authorized Capital”); and (vi) a reverse stock split of one for four (1:4) of the shares of common stock of the Company (the “Reverse Stock Split”).

These actions were approved by written consent on February 25, 2014 by the Board and a majority of holders of our voting capital stock, in accordance with California Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of February 14, 2014, have approved the Acquisition Agreement, the Name Change Amendment, the Authorized Capital Amendment, the Reverse Split and ratified the appointment of Michael Hu, Bernd Schaefers and Mark Edwards as Board members, as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about March 18, 2014.

For the Board of Directors

By:	/s/ Alfred E. Booth, Jr.
Alfred E. Booth, Jr.
President/Chief Executive Officer

ZEGARELLI GROUP INTERNATIONAL, INC.

80679 Camino Santa Elise
Indio, California 91352

INFORMATION STATEMENT REGARDING ACTION TAKEN
BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

Summary of Corporate Actions

This Information Statement is being furnished to all holders of the common stock of Zegarelli Group International, Inc. (the “Company”) as of February 14, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Acquisition Agreement, the Name Change Amendment, the Authorized Capital Amendment, , the Reverse Split and ratify the appointment of Michael Hu as a Board member and as President, Chief Financial Officer and Secretary of the Company and Bernd Schaefers and Mark Edwards as members of the Board..

“We,” “us,” “our,” the “Registrant” and the “Company” refers to Zegarelli Group International, Inc., a California corporation.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Common Stock.

The Annual Report on Form 10-K for fiscal year ended December 31, 2013 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (760) 848-4606. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Zegarelli Group International, Inc.
Corporate Secretary
80679 Camino Santa Elise
Indio, California 91352

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WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is furnished to the stockholders of Zegarelli Group International, Inc., a California corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to: (i) consummate the Acquisition Agreement between the Company and 2050 Motors, Inc. (the “Acquisition”); (ii) ratify the appointment of Michael Hu, Bernd Schaefers and Mark Edwards as members of the Board of Directors and Michael Hu as the President, Chief Financial Officer and Secretary of the Company upon the close of the Acquisition; (iii) amend the Articles of Incorporation to change the name of the Company from “Zegarelli Group International, Inc.” to “2050 Motors, Inc.” (the “Name Change Amendment”); (iv) amend the Articles of Incorporation to increase the total authorized capital stock from 25,000,000 shares of common stock, no par value, to 100,000,000 shares of common stock, no par value (the “Authorized Capital Amendment”); and (v) effectuate one for four reverse stock split ( the “Reverse Stock Split”).

On February 25, 2014, the Company obtained the approval of the Acquisition Agreement, the Name Change Amendment, the Authorized Capital Stock Amendment, the Reverse Split,, and ratification of the appointment of Michael Hu as a director and President, CFO and Secretary and Bernd Schaefers and Mark Edwards as directors, by written consent of the stockholders that are the record owners of 15,957,441 shares of common stock, which represents an aggregate of approximately 71.7% of the voting power as of February 14, 2014. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) Alfred E Booth, Jr. holding of record 15,325,000 shares of common stock (68.9%) and (ii) Judith Zegarelli holding of record 632,441 shares of common stock (2.8%) together referred to as the “Majority Shareholders”.

The Acquisition Agreement, the appointment of Mr. Hu as an officer and director and Messrs. Shaefers and Edwards as directors, the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment and the Reverse Stock split cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of: (i) the amended Articles of Incorporation with the California Secretary of State with respect to the Name Change, the Increase in Authorized Capital Amendment and the Reverse Stock Split and (ii) the certain documentation with FINRA regarding the Name Change and the Reverse Stock Split.

WHO IS ENTITLED TO NOTICE?

The date on which this Information Statement will be sent to stockholders will be on or about March 18, 2014 and is being furnished to all holders of the common stock of the Company on record as of February 14, 2014.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Approved Action consists of the vote of the holders of a majority of the outstanding shares of our Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 22,248,337 shares of Common Stock were issued and outstanding, of which stockholders owning collectively 15,957,441 shares representing 71.7% of the shares outstanding (the “Approving Stockholders”) approved the corporate name change.

WHAT VOTE IS REQUIRED TO APPROVE THE APPROVED ACTIONS?

Pursuant to the Company’s Bylaws and the California Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to consummate the Acquisition Agreement, appoint Mr. Hu, Mr. Schaefers and Mr. Edwards to the Board of Directors and Michael Hu as President, Chief Financial Officer and Secretary of the Company, effect the Name Change Amendment, effect the Authorized Capital Amendment and effect the Reverse Stock Split. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 22,248,337 voting shares of common stock issued and outstanding. The consenting stockholders (referred to hereafter as the “Majority Shareholders”) own shares of common stock aggregating 15,957,441 votes, which represents approximately 71.7% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Acquisition Agreement, the appointment of Mr. Hu to the Board of Directors and as the President, Chief Financial Officer and Secretary of the Company and Messrs. Schaefers and Edwards to the Company’s Board, the Name Change Amendment, the Authorized Capital Amendment and the Reverse Stock Split described herein in a unanimous written consent, dated February 25, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company’s board of directors. No other votes are required or necessary.

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PROPOSAL 1

ACQUISITION AGREEMENT

On February 25, 2013, our Board of Directors and the Majority Shareholders, believing it to be in the best interests of the Company and its shareholders, approved consummation of the Acquisition Agreement.

Purpose and effect of the Acquisition Agreement

Our Board of Directors believes that consummating the Acquisition Agreement is necessary in light of the current business operations of the Company and the proposed future business operations offered by 2050 Motors. In accordance with the terms and provisions of the Acquisition Agreement, the Company shall acquire all the total issued and outstanding capital shares held of record by the shareholders of 2050 Motors (the “2050 Motors Shareholders”), all other rights to acquire capital stock and all the assets of 2050 Motors. 2050 Motors shall survive as a wholly-owned subsidiary of the Company (the “Acquisition”). In connection with the Acquisition, the Company shall issue 24,994,670 shares of its restricted common stock to the 2050 Shareholders on a pro-rata basis in accordance with their respective 2050 Motors shareholdings. The shares issued to the 2050 Motors Shareholders will represent approximately 82% of the total issued and outstanding shares of the Company after the close of the Acquisition.

Terms of Acquisition Agreement

On January 30, 2014, the Company entered into the Acquisition Agreement with 2050 Motors. In accordance with the terms and provisions of the Acquisition Agreement, all of the issued and outstanding shares of 2050 Motors (the “2050 Motors Shares”) will be exchanged for the right to receive an aggregate of 24,994,670 fully paid and non-assessable shares of our restricted common stock on a post reverse split basis. Certain conditions precedent must be satisfied prior to closing of the Acquisition Agreement which include, but are not limited to, the following: (i) the Company shall have completed and be satisfied with its due diligence review of 2050 Motors; (ii) the Company shall have completed a 1:4 reverse stock split of its common stock; (iv) the Company shall have amended its Articles of Incorporation to change its name to 2050 Motors, Inc.; (iii) the Company shall have amended its Articles of Incorporation to increase its authorized common stock to 100,000,000 shares and (v) the Company shall have received approval from a majority of our shareholders of the Acquisition Agreement and the transactions contemplated therein; and (vi) the current Board of Directors shall appoint Michael Hu, Bernd Schaefers and Mark Edwards as a members of the Board of Directors and Michael Hu as the President, Chief Financial Officer and Secretary.

The Board of Directors for the reasons described herein has determined that the Acquisition is fair to and in the best interests of the Company’s shareholders and, accordingly, has approved the Acquisition Agreement. As a result, the Board of Directors believes that the Acquisition will provide the Company with an opportunity to move forward with new business operations. The Acquisition is a compelling transaction and provides benefits to the Company’s shareholders based on the potential for business growth of 2050 Motors.

2050 Motors Business Operations

2050 Motors, Inc. has an exclusive license, subject to minimum sales requirements, to import, market and sell in the United States, Puerto Rico, the US Territories and Peru, the “e-Go” lightweight carbon fiber all-electric vehicle design and electric light truck, manufactured by Jiangsu Aoxin New Energy Automobile Co., LTD (“Aoxin Automobile”) located in the Peoples Republic of China (“PRC”). Aoxin Automobile is a wholly-owned subsidiary of Dongfeng Motors Corporation (“Dongfeng Motor”) which is one of the largest automobile manufacturers in China, producing over 3.2 million cars and trucks in 2013. Aoxin Automobile was funded by Dongfeng Motors and the State Development & Investment Corporation in the PRC (“SDIC”) to develop and manufacture a lightweight, super-efficient, carbon fiber e-Go EV electric car (“e-Go EV”).

The e-Go EV is a unique concept electric vehicle. It will be the only production line electric vehicle with a carbon fiber body manufactured by a new process that uses robotics to produce parts, which significantly reduces the production time and cost of carbon fiber components. The carbon fiber composite material is five times stronger than steel, and one third the weight.

The exclusive license contract between 2050 Motors and Aoxin Automobile requires that 2050 Motors complete US crash testing according to US Department of Transportation (“DOT”) safety standards. 2050 Motors has entered into negotiations with Calspan Corporation (‘Calspan”) which is the leader in overlap crash test procedures. Calspan is committed to the evolution of safety in the air and on the ground, and has assisted in developing new aircraft; training world-class test pilots; performing ground-breaking automobile accident research; and contributing to safety innovations on the ground and in the air over its 70-year history. Calspan has performed over 40,000 sled test operations for aircraft and 2,500 full-scale crash tests conducted on behalf of the DOT. It’s important to note that one of the three demonstration vehicles that will be shipped to the United States by June 2014 will be used to evaluate this overlap crash test at Calspan’s facilities during the summer of 2014. This will be a definitive evaluation of the effectiveness of the design modifications incorporated into the e-Go EV vehicle. There is no assurance that the e-Go EV will pass this crash test in June 2014 or at any other time.

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2050 Motors intends to eventually crash test eight (8) e-Go EV vehicles by the end of 2014. However, before this is done, design of the airbags must also be completed by Aoxin Automobile. Aoxin is currently designing an airbag system for the e-Go EV however 2050 Motors cannot predict at this time whether the airbag system will suffice for the US market and/or may require additional airbags for successful crash testing. In addition, Aoxin has stated that the e-Go EV will be equipped with DOT approved parts and equipment; these are, windshield, tires, breaking system, etc. 2050 Motors does not know at the present time if all the equipment on the e-Go EV will be DOT compliant, and 2050 Motors may or may not have to re-equip the parts, if any, either in China or the United States.

During the year 2013, both the engineers in the United States and in China collaborated on many aspects of the e-Go EV to meet or surpass the US standards. These modifications have been incorporated into the e-Go EV. One of these modifications was to specifically address a new crash test which is not yet required in the United States. This test, created by the leading insurance industry group IIHS, is called the overlap test which insurance companies are trying to adopt into the standard automobile crash test program. The crash test consists of a vehicle to be submitted under new safety standards for front-end collisions in which 25% of the front end, on the driver’s side, strikes a 5-foot-tall barrier at 40 mph. The overlap test has proven to be very difficult for present automobiles on the road to pass. In fact, thirteen automobiles produced by the top end manufacturers such as Mercedes, Audi, etc., have either failed or done very poorly in this crash test sequence.

2050 Motors intends to import all vehicles completely assembled and produced in China from Aoxin Automobile. 2050 Motors will market the e-Go EV vehicles in designated markets and is not expected to need any raw materials, components or equipment, except spare parts which will be supplied by Aoxin Automobile. However, the e-Go EV and all of its parts and equipment must be DOT approved. In fact, after the demonstration vehicles are delivered to the USA, some of the existing parts of the e-Go EV may not meet DOT specifications. Aoxin Automobile has made every effort to build the e-Go EV according to American standards. However, there is no certainty that all the parts will be DOT approved. 2050 Motors may elect to secure replacement parts here in the USA or in China for installation either in the United States or in China, if required.

2050 Motors intends to initially sell the e-Go EV to a network of customers primarily in the Las Vegas, Nevada area. 2050 Motors plans to establish a service and parts center, which would be separate from the Showroom. The Showroom facility will be at an area with high volume of people in Las Vegas, were visitors to the city can directly view the e-Go EV. 2050 Motors may also elect to sell the e-Go EV at selected distributors in the Las Vegas Area, which have already provided letters of interest to sell our vehicles. 2050 Motors’ initial plan is not to sell the vehicle outside of the Las Vegas vicinity, consisting of an area within a radius of 100 miles. This is the Company’s current marketing plan in order to effectively market to and support people that work in Las Vegas and/or live in Las Vegas, which in Las Vegas metro area the population equals 1.9 million.

2050 Motors is a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability. 2050 Motors was established in October 2012 and it has not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from its business will be dependent upon the successful marketing and sales of the e-Go EV. 2050 Motors may not be able to successfully carry out its business plan. There can be no assurance that it will ever achieve any revenues or profitability.  Accordingly, its prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business, especially one in the automobile industry, and therefore it is a highly speculative venture involving significant financial risk.

We are completely dependent on Aoxin Automobile to supply us with the e-Go EV and other trucks and automobiles and parts and components thereto. The inability of Aoxin Automobile to continue to deliver, or their refusal to deliver such vehicles and parts at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results. Changes in business conditions, wars, governmental changes, and other factors beyond our control or which we do not presently anticipate, could also affect Aoxin Automobile’s ability to deliver vehicles and/or parts on a timely basis and cause material adverse consequences to 2050 Motors.

For a discussion on the management of 2050 Motors see Proposal II.

Financials

The unaudited financial statements of 2050 Motors for the fiscal years ended December 31, 2013 and 2012 have been attached to this Information Statement as Exhibit A.

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BOARD OF DIRECTORS’
AND STOCKHOLDER APPROVAL

Our directors and the Majority Shareholders signed a written consent in favor of the Acquisition Agreement

The information contained in this information statement constitutes the only notice we will be providing stockholders.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF DIRECTORS AND OFFICERS

On February 25, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved, upon the close of the Acquisition, Michael Hu, Bernd Schaefers and Mark Edwards be appointed as members of the Board of Directors and Michael Hu be appointed as the President, Chief Financial Officer and Secretary of the Company. In accordance with the terms and provisions of the Acquisition Agreement, Alfred E. Booth, Jr., Judith Zegarelli and Marie Booth will resign as officers and directors of the Company and the new officers and directors will be appointed effective upon the close of the Acquisition.

The following are descriptions of the background and experience of the new directors, including their principal occupations during the past five years and the name and principal business in which such occupations were carried on.

Michael Hu was a founder of the Company and has been its president and director since 2012. Mr. Hu has accumulated more than 29 years of experience in a broad range of engineering and marketing disciplines. From 1999 to 2011, Mr. Hu was the President of EZ Long Life Company, engineering and investment consultant for various Sino-US related businesses. His responsibilities included, among other things, TVT China marketing; Cluster Solution Inc., which is the sole distributor of Cluster Water in China, Malaysia and Indonesia; Founder of Chile Gold Mine exploration and mining; US Selsam wind turbine patent technology and marketing in China and Xunlight Solar marketing in China.

From 2006 to 2013 Mr. Hu was one of the early investors and consultants of Xunlight, Inc. (previously named MWOE Solar Inc.), which is the manufacturer and leader in the world of the “flexible thin film solar cell.” From 2007 to 2010 he worked with BioTech Research, Inc., in helping to market and promote Algae based bio-diesel technologies to China Petroleum and local governments including cooperating with Excellex, Inc., to work with Chinese local governments. From 2008 to 2013 he was a consultant to Soltech, Inc. (San Bernardino, Calif.), which is in the business of solar panel manufacturing and solar project funding. Mr. Hu was appointed a director of Soltech in 2013. Between 2011 and 2013 Mr. Hu was a China marketing consultant for SPI anti-rusting, heat protecting coating material sales and a consultant for China King Investment Group, working on EB-5 related projects.

From 2009 to 2010 Mr. Hu was Global Green Electric Car Division, Vice President, China Marketing and Cooperation working with Yema Auto and Aoxin Auto to license the technologies and build hybrid and electric vehicles in China for the US market. The 30K / year electric light truck CKD (Complete Kits Down) was to be manufactured in Kentucky, through a project with China Dongfeng Design and Aoxin.

In 1982 Mr. Hu graduated with a B.S. from Construction Machinery Major of Tongji University (first medical school established by Germany in 1907), of Shanghai, China. Mr. Hu studied at California State University Long Beach as a Mechanical Engineering major for the Master Degree program and completed all the requirements of the classes except the graduation thesis for a Mechanical Engineering, MBA.

Bernd Schaefers is a veteran self-made businessman with over 40 years of work in the media industry and over 20 years in the advertising and marketing sector. For the past six (6) years, Mr. Schaefers has been working as a consultant with national and international companies in developing and investing in the DHA Omega-3 Algae Oil Health Products and Alternative Fuel Algae Oil. Mr. Schaefers traveled to Siberian Russia in early 2012 to assess technology for producing fuel from recycled materials and is now engaged in developing a pyrolysis business extracting oil from over 60 million used automobile tires utilizing Russian technology in the State of Kansas. They intend to expand the operations to include algae sequestration of CO2. Mr. Schaefers continues to promote a sustainable economy; he is actively engaged in the support of new green technologies; he is a strong supporter of the carbon fiber industry and he believes in the promising future of electric cars.

Mr. Schaefers founded one of the most successful advertising production companies, Interteam Productions, in the 1970s with offices in Germany, Switzerland, France and Brazil. His client list included Lufthansa, Shell Oil, Polaroid, Reynolds, Audi and Volkswagen. Bernd Schaefers worked directly with Ferdinand Piech, now Chairman of Volkswagen, on the launch of the ‘Audi 5000’ in the United States.

Mr. Schaefers was for many years co-owner of the largest movie production and distribution company in Germany, ‘Constantin Films’, with internationally successful movies like “The Never-Ending Story”, an all-time children favorite, “The Name of the Rose”, with Sean Connery, the James Bond movie “Never Say Never Again”, also with Sean Connery, as the German distribution and financing partner, among many other movies.

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Mark Edwards, Ph.D., is a Professor of Strategic Marketing and Sustainability at the Morrison School of Agribusiness and Resource Management, Arizona State University Polytechnic. Mark graduated from the U.S. Naval Academy with a BS in mechanical engineering, oceanography and meteorology. He earned an MBA and PhD in marketing and consumer behavior and has taught strategic marketing, sustainability, leadership and entrepreneurship at Arizona State University since 1978. Mark has published over 100 articles that span business and science disciplines, as well as· 24 books. His industrial experience includes service as a Director for The Greyhound/Armour Corporation, then 27th among the Fortune 500. He also served as marketing director for the Pritikin Longevity Research Institute, where he helped develop the Pritikin diet and lifestyle Program and the Pritikin line of diet and nutritional foods. He also served as marketing director for several hospital lifestyle programs.

Mr. Edwards’ teaching has focused on adding value through sustainability, marketing, customer relationships, organizational leadership and entrepreneurship. His recent work focuses on resolving world hunger and sustainable energy with green solutions. He has taught several interdisciplinary courses in engineering, psychology and sustainable world future. He is well known internationally as an executive trainer, author and innovator of metrics that help people to learn and develop faster, to take actions to improve performance and to grow human capital. His unusual measurement innovations appear in numerous college text books on marketing, management, leadership, talent assessment and executive development as well as Business Week, The Wall Street Journal, Forbes, Financial Times and Fortune Magazine.

Mr. Edwards’ award winning Green Algae Strategy Series focuses on sustainable and affordable food and energy, (SAFE) production. His books are used in colleges, universities and institutes in over 26 countries for courses in biology, botany, biotechnology, environment, sustainability, energy engineering, world future and global hunger. Green Algae Strategy won the 2009 Independent Publisher Gold Medal for “Best Science Book.” Mr. Edwards believes the message of SAFE production is so important that he enables free color PDF downloads of his books for students, faculty and food and energy policy leaders at www.AlgaeCompetition.com. His books are also available on Amazon.com and other retailers.

Family Relationships

There are no family relationships among the Company’s current or proposed directors or officers.

Involvement in Certain Legal Proceedings

During the past five years, neither Mr. Hu, Mr. Schaefers or Mr. Edwards (the “New Directors”) have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which the New Directors were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 71.7% of our voting power signed a written consent ratifying the appointment, upon the close of the Acquisition, of Michael Hu, Bernd Schaefers and Mark Edwards as a members of the Board of Directors and the appointment of Michael Hu as President, Chief Financial Officer and Secretary of the Company, and to file a Current Report on Form 8-K with the Securities and Exchange Commission. The appointment of the new Directors and officers will be effective simultaneously with closing of the Acquisition, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

PROPOSAL III

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO EFFECT THE NAME CHANGE

On February 25, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders approved the Name Change Amendment. The Amendment is reflected in the Form of Certificate of Amendment to the Articles of Incorporation to be filed with the California Secretary of State.

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Purpose and effect of the Name Change

In accordance with the terms and provisions of the Acquisition Agreement and based upon the change in business operations, our Board of Directors believes that the amendment to the Articles of Incorporation to change the name from “Zegarelli Group International, Inc.” to “2050 Motors Inc.” is necessary and appropriate in light of the proposed future business operations of the Company. The Company has been a “shell corporation” engaged in seeking an acquisition with a growth oriented business and 2050 Motors fits those criteria. It is a development stage business in an industry with very good growth potential.

2050 Motors was founded to import electric automobiles from China for sales and distribution in the United States, Puerto Rico, U.S. Territories and Peru.

The Board of Directors, therefore, believes that the name “2050 Motors, Inc.” will better reflect the Company’s future business operations.

Effective Time of the Name Change Amendment

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Name Change with the Secretary of State of California. The Name Change Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of California. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the California Secretary of State to effectuate the Name Change Amendment.

BOARD OF DIRECTORS’
AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 71.7% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to affect the Name Change. The Name Change and the Name Change Amendment will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of California, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

PROPOSAL IV

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

On February 25, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company’s Articles to increase the authorized share capital of the Company from 25,000,000 shares of common stock to 100,000,000 shares of common stock with the same no par value per share . The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including those contemplated by the Acquisition Agreement, the business operations of 2050 Motors and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company’s best interests and in the best interests of the shareholders of the Company. However, other than the Acquisition Agreement, there are no definitive agreements in place regarding future issuances.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company’s capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. Pursuant to the Acquisition Agreement, the Company intends to issue 24,994,670 of post-split common stock to the 2050 Motor Shareholders. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

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One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of an acquisition, tender offer, proxy contest or otherwise and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements, other than that contemplated by the Acquisition Agreement, regarding further proposals and arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Share Capital. Also, the Increase in Authorized Shares will result in an increase in the number of authorized but unissued shares of the Company’s common stock; it may be construed as having an anti-takeover effect. Although the Increase in Authorized Shares is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company’s common stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the board of directors.

Effective Time of the Authorized Capital Amendment

We intend to file, as soon as practicable on or after the 20th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the creation of the Authorized Capital Stock Amendment with the Secretary of State of California. The Authorized Capital Stock Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of California. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the California Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under California law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 71.7% of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and increase in Authorized Capital Stock, we are authorized to file an Amendment to the Articles of Incorporation with the California Secretary of State. The Increase in Authorized Capital Stock will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of California, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

PROPOSAL V
GRANT AUTHORITY TO THE BOARD OF DIRECTORS
TO CONDUCT UP TO A ONE FOR FOUR SHARES
REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

On February 25, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders approved the Reverse Stock Split upon receipt of all necessary regulatory approvals and the passage of all necessary waiting periods. The Reverse Split would reduce the number of outstanding shares of our common stock but have no effect on the number of authorized shares of Common Stock or Preferred Stock.

The Reverse Split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock, and the Reverse Split would affect all common stockholders uniformly. This process, that is known as a reverse split, would take four shares of the presently issued and outstanding common stock on the effective date of the amendment to the Articles of Incorporation that would carry out the Reverse Split and convert those shares into one share of the post-reverse stock split common stock. The conversion rate of all securities convertible into common stock other than the outstanding Preferred Stock would be proportionately adjusted.

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The Board of Directors has indicated that fractional shares will not be issued. Instead, the Company will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that shareholder did immediately prior to the Reverse Split, and except for minor adjustment due to the additional shares that will need to be issued a result of the treatment of fractional shares.

The Board of Directors has determined that it is in the Company’s best interests to affect the Reverse Split and has considered certain factors including, but not limited to, the following:

(i) it is anticipated that the current trading price of the Company’s shares of common stock on the OTC BB market would increase as a result of the share consolidation thus increasing the potential marketability and liquidity of the Company’s common stock;

(ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios;

(iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets;

(iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates; and

(v) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the Board believes that the Reverse Split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the Reverse Split will have the anticipated increase in price per share or the desired benefits listed above.

Effects

The Reverse Split will be affected by filing an amendment to the Company’s Articles of Incorporation with the California Secretary of State’s office and will become effective upon such filing. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the requisite approvals are received and the requisite waiting periods have passed.

The Company is currently authorized to issue 25,000,000 shares of its common stock of which 22,248,337 shares are currently issued and outstanding. The Reverse Split of the Company’s common stock will not cause a decrease in the number of authorized shares of common stock. The Reverse Split will, however, reduce the number of issued and outstanding shares of common stock from 22,248,337 to approximately 5,563,259 shares. The Reverse Split will not have any effect on the stated par value of the common stock.

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by four, with an adjustment for any fractional shares. (Fractional shares will be rounded up to the next whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. Shareholders holding a fractional as a result of the Reverse Split will be rounded up to the next whole share.

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As a result of the proposal to conduct a Reverse Split, the Company will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of shareholder value represented by the common stock being further diluted by additional share issuances. The proposed Reverse Split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. After the Reverse Split, if the Board of Directors would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing shareholders The Board of Directors may have future plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, including financings, acquisitions or as compensation. The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company. The Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company’s stock.

After the taking of any action to conduct or authorize the Reverse Split is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Reverse Split may contact the Company’s transfer agent to exchange the pre-split certificates for new post-split certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Reverse Split.

BOARD OF DIRECTORS’
AND STOCKHOLDER APPROVAL

As our board of directors and holders of approximately 71.7% of our voting power signed a written consent in favor of the Reverse Split, we are authorized to file documentation with FINRA to reflect this proposed stock split on the OTCBB. The Reverse Split will be effective after the filing of an Issuer Notification Form and associated documents with FINRA, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company’s Articles of Incorporation authorizes the issuance of 25,000,000 shares of common stock, no par value, of which 22, 248,337 shares were outstanding on February 14, 2014. All of the outstanding shares of Common Stock are fully paid and non-assessable. The Company also has 1,000,000 shares of preferred stock, $0.01 par value, of which none are issued and outstanding.

Voting Rights

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company (unless cumulative voting is invoked) and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

In the election of directors, a holder of common stock may, upon proper notice to the Company, cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes that the holder is normally entitled or distribute his votes among as many candidates as he thinks fit.. Holders of Common Stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company’s transfer agent for its common stock is Signature Stock Transfer, 2632 Coachlight Ct., Plano, Texas 75093.

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VOTE REQUIRED FOR APPROVAL

In accordance with Section 603 of the California General Corporations Law, the following actions were taken based upon the unanimous recommendation and approval by the Company’s Board of Directors and the written consent of the Majority Shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Acquisition Agreement, the appointment of Messrs. Hu, Schaefers and Edwards to the Board and Mr. Hu as President, Chief Financial Officer and Secretary, the Name Change Amendment, the Authorized Capital Stock Amendment and the Reverse Split. The securities that are entitled to vote approval of the Acquisition Agreement, ratification of the appointment of the New Directors and Officers, the Name Change Amendment, the Authorized Capital Amendment and the Reverse Split consist of issued and outstanding shares of the Company’s no par value common voting stock outstanding on February 14, 2014, the record date for determining shareholders who are entitled to notice of the actions described herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on February 14, 2014 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, the Company had 25,000,000 shares of common stock authorized with no par value, of which 22,248,337 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on each matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock, if any, and there exists no deficiency in any sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, may be subordinate to the preferred stock, if any, must comply with the provisions of Section 500 of the California General Corporation Law and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The Majority Shareholders holding a controlling interest equaling approximately 71.7% of the voting power of the Company, as of the record date, have consented to the proposed Acquisition Agreement and amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One through Proposal Five above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Positions Held
Alfred E. Booth, Jr.	72	Chairman of the Board of Directors, President and CEO
Judith Zegarelli	66	Vice-President, Secretary and Director
Marie Booth	67	Chief Financial Officer and Director

All officers hold their positions at the will of the Board of Directors. All directors hold their positions for one year or until successors are elected and qualified.

Set forth below is certain biographical information regarding the Company’s executive officer and director:

Alfred E. Booth, Jr., Chief Executive Officer and Chairman of the Board is a co-founder of the Company and has been its President and member of its Board of Directors since its inception in April of 1986. Mr. Booth was appointed Chairman of the Board and Chief Executive Officer in September 1989. From January 1983 to April 1986, Mr. Booth distributed cosmetics through beauty salons, retail outlets, and direct mail for Preview Products Cosmetics, Inc., a company which he co-founded with Ms. Zegarelli. For the past three years Mr. Booth has been the President/CEO of Color Factory, Inc., a private company engaged in the manufacture of cosmetics.

Judith E. Zegarelli, Vice President, Secretary, and Director, is a co-founder of the Company and has been the Secretary and Director since 1989 to present and Vice President and director of the Company since April 1986. Since 1989, Ms. Zegarelli served as Vice President of New Product Development and Infomercial Sales. For the past three years Ms. Zegarelli has been a Senior Vice President of the Color Factory, Inc., a private company engaged in the manufacture of cosmetics.

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Marie Booth, Chief Financial Officer and Director, has been a director of the Company since July 2006. Mrs. Booth was appointed Chief Financial Officer in September 2006. Mrs. Booth has worked in the business with Alfred Booth since July 1997. Mrs. Booth is the wife of Alfred Booth.

Conflicts of Interest

Mr. Booth has been primarily responsible for seeking, evaluating, negotiating and consummating a business combination with a target company which may result in terms providing benefits to Mr. Booth. Demands may be placed on the time of Mr. Booth which will detract from the amount of time he is able to devote to the Company. Mr. Booth intends to devote as much time to the activities of the Company as required; however, should such a conflict arise, there is no assurance that Mr. Booth would not attend to other matters prior to those of the Company. Mr. Booth projects that initially up to 20 hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted. Mr. Booth owns 15,825,000 shares of common stock of the Company which represents 71.1% of the total issued and outstanding shares of the Company and is the CEO, President, director and controlling shareholder of the Company. At the time of a business combination, management expects that some or all of the shares of common stock owned by Mr. Booth will be purchased by the target company or retired by the Company. The amount of common stock sold, or continued to be owned, by Mr. Booth cannot be determined at this time. The terms of a business combination may include such terms as Mr. Booth remaining a director or an officer of the Company; however, upon the consummation of the Acquisition Agreement, Mr. Booth does not expect to have any ongoing position with the Company. The terms of a business combination may provide for a payment of cash, or otherwise, to Mr. Booth for the purchase of all or part of the common stock of the Company by a target company, or for services rendered incident to or following a business combination. Mr. Booth would directly benefit from such employment or payment. Such benefits may influence Mr. Booth’s choice of a target company. The Company may agree to pay finder’s fees, as appropriate and allowed, to unaffiliated persons who may bring a target company to the Company where that reference results in a business combination. No finder’s fee of any kind will be paid by the Company to management or promoters of the Company or to their associates or affiliates. No loans of any type have, or will be, made by the Company to management or promoters of the Company or to any of their associates or affiliates. The Company will not enter into a business combination, or acquire any assets of any kind for its securities, in which management or promoters of the Company or any affiliates or associates have any interest, direct or indirect.

Management has adopted certain policies involving possible conflicts of interest, including prohibiting any of the following transactions involving management, promoters, shareholders or their affiliates: (i) any lending by the Company to such persons; (ii) the issuance of any additional securities to such persons prior to a business combination; (iii) the entering into any business combination or acquisition of assets in which such persons have any interest, direct or indirect; or (iv) the payment of any finder’s fees to such persons. These policies have been adopted by the Board of Directors of the Company and any changes in these provisions require their approval. Management does not intend to propose any such action and does not anticipate that any such action will occur. There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of the Company could result in liability of management to the Company. However, any attempt by shareholders to enforce a liability of management to the Company would most likely be prohibitively expensive and time consuming.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws or their successor has been duly elected and qualified. Our officers are appointed by our Board of Directors and hold office until such officers’ resign or are removed by the Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified or until the consummation of the Acquisition Agreement, whichever occurs first. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 407(d)(5)(ii) of Regulation S-K is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

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Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding, including any bankruptcy actions, material to an evaluation of his/her ability or integrity during the past ten years.

Code of Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Our directors and officers devote time to our affairs on an “as needed” basis, but less than 10 hours per month. As a result, the actual amount of time that they will devote to our affairs is unknown and is likely to vary substantially from month to month. Our directors will serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified or until their resignation. Officers hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. Our Board of Directors does not have any committees at this time.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

Section 16 Compliance

Section 16(a) of the Exchange Act requires officers, directors and persons who own more than 10% of a registered class of equity securities of a company that has a class of common stock registered under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all forms filed pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, we believe that our officers and directors and our principal stockholder who are required to file reports pursuant to Section 16(a) of the Exchange Act complied with all of the Section 16(a) filing requirements applicable to them with respect to the last fiscal year, except that our officers and directors and shareholder failed to file a Form 3 after we registered our common stock under Section 12(g) of the Securities Exchange timely. All of the Form 3’s have now been filed and the Company has taken action to insure that all future Section 16(a) reports are timely filed.

EXECUTIVE COMPENSATION

None of our directors or executive officers received any cash or non-cash compensation from us during the past three fiscal years or had outstanding equity awards at year end. We have not entered into employment agreements with our executive officers and their compensation, if any, will be determined at the discretion of our Board of Directors. Our officers and directors intend to devote very limited time to our affairs. There are no understandings or agreements regarding compensation our management will receive after a business combination occurs, if at all.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

We do not offer retirement benefit plans to our executive officers, nor have we entered into any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, or in connection with, the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control. We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

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The Company does not have a compensation committee.  Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the Board of Directors does not believe that the Company requires a compensation committee at this time.  The Board of Directors takes the position that management of a target business will take such action to establish and seat a compensation committee that will be suitable for its operations at such time as the Company consummates a business combination, if ever.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company’s common stock as of February 14, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 14, 2014, there were 22,248,337 shares of common stock issued and outstanding.

The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares. Except as otherwise indicated in the table below, the business address of each individual or entity is 80679 Camino Santa Elise, Indio, California 92203.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

Alfred E. Booth, Jr. (1)	15,325,000	(1)	68.9%
Judith E. Zegarelli	632,441		2.8%
Marie Booth (1)	-0-	(1)	-0-%
William B. Barnett	1,510,000		6.8%
Total Officers and Directors as a Group (3 Persons)	15,957,441		71.7%

(1)	Alfred Booth and Marie Booth are husband and wife and they are both the beneficial owner of 15,325,000 shares of common stock.

Certain Relationships and Related Transactions

Related Party Transactions

The following information summarizes transactions we have either engaged in for the past three fiscal years, or propose to engage in, involving our executive officers, directors, more than 5% shareholders, or immediate family members of these persons. These transactions were negotiated between related parties without “arms length” bargaining and, as a result, the terms of these transactions may be different than transactions negotiated between unrelated persons.

We have utilized the mailing address of Alfred E. Booth, Jr., our principal shareholder and President since January, 2012, at no cost.

We have executed a 6% convertible promissory note (the “Note”) in the amount of $47,199, for monies borrowed from Mr. Booth over the past three years. The Note can be converted into common stock of the Company at a price equal to the average between the “bid” and “asked” market price per share of the Company’s common stock over the prior 5 working days. In addition, between July 1, 2012 and December 31, 2013, Mr. Booth has advanced to the Company $41,486.

On January 23, 2014, Alfred E. Booth, Jr., the Company’s president, Judy Zegarelli, a director of the Company and William Barnett, a five percent shareholder (collectively, the “Sellers”) entered into a Stock Purchase Agreement (the “Agreement”) with a non-affiliated third party (the “Buyer”). The Agreement provides for the Sellers’ to sell a total of 2,894,860 post-split shares of Zegarelli common stock, representing approximately less than 10% of the 30,557,929 shares of Zegarelli common stock to be issued and outstanding after the acquisition of 2050 Motors, to the Buyer for a total of $130,000 cash or $0.45 per share. The sale of the shares is subject to closing of the Acquisition Agreement on or before March 31, 2014 (unless extended by the parties) and certain other conditions precedent.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company’s common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Reports on Form 10-Q for quarterly periods ended March 31, 2013, June 30, 2013, and September 30, 2013 and our Annual Report on Form 10-K for fiscal year ended December 31, 2013. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

ZEGARELLI GROUP INTERNATIONAL, INC.
80679 Camino Santa Elise
Indio, California 91352
(760) 848-4606

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Dated: March 18, 2014

By Order of the Board of Directors

/s/ Alfred E. Booth, Jr.
Chief Executive Officer

15

2050 Motors, Inc.

(A development stage company)

Balance Sheets

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash	$261,911	$-
Loans receivable	500	-
Other assets:
Deposits	2,400	-
Vehicles	86,000	-
License	50,000	25,000

Total assets	$400,811	$25,000
Liabilities and stockholders’ equity (deficit)
Current Liabilities
Loans payable to related parties	$2,263	$40,996
Stockholders’ equity (deficit)
Common stock; $.001 par value, 40,000,000 shares authorized, 24,993,665 and 19,010,000 shares issued and outstanding as of December 31, 2013 and December 31, 2012 respectively	24,966	19,010
Additional paid-in capital	1,058,484	171,090
Accumulated deficit	(684,902)	(206,096)

Total stockholders’ deficit	398,548	(15,996)

Total liabilities and stockholders’ equity (deficit)	$400,811	$25,000

16

2050 Motors, Inc.

(A development stage company)

Statements of Operations

			Cumulative
			from Inception
	Year Ended	Year Ended	(November 1, 2012 to
	December 31, 2013	December 31, 2012	December 31, 2013)

Operating revenue	$-	$-	$-

Operating expenses:

Consulting fees	429,750	190,100	619,850
Rent	10,375	-	10,375
General and administrative expenses	38,681	15,996	54,677

Total operating expenses	478,806	206,096	684,902

Net loss from continuing operations	(478,806)	(206,096)	(684,902)

Provision for income taxes	-	-	-

Net loss	$(478,806)	$(206,096)	$(684,902)

17

2050 Motors, Inc.

(A development stage company)

Statements of Cash Flows

			Cumulative
			from Inception
	Year Ended	Year Ended	(November 1, 2012 to
	December 31, 2013	December 31, 2012	December 31, 2013)

Cash flows provided by (used for) operating activities:
Net loss	$(478,806)	$(206,096)	$(684,902)

Adjustments to reconcile net profit to net cash provided by (used for) operating activities:
Issuance of common stock for services and consultants	398,000	190,100	588,100

Changes in assets and liabilities:
Increase (decrease) in assets and liabilities:
Deposits	(2,400)	-	(2,400)
Loans receivable	(500)	-	(500)

Total adjustment	395,100	190,100	585,200

Net cash used for operating activities	(83,706)	(15,996)	(99,702)

Cash flows provided (used) for investing activities:
Investment in Vehicles	(86,000)	-	(86,000)
Investment in License	(25,000)	(25,000)	(50,000)

Net cash used for investing activities	(111,000)	(25,000)	(136,000)

Cash flows provided (used) by financing activities:
Loans payable to related parties	(38,733)	40,996	2,263
Proceeds from issuance of common stocks	495,350	-	495,350

Net cash provided by financing activities	456,617	40,996	497,613

Net increase in cash	261,911	-	261,911
Cash, beginning of year	-	-	-

Cash, end of year	$261,911	$-	$261,911

Supplemental disclosure of cash flow information -
Income tax payment	$-	$-	$-

Interest payment	$-	$-	$-

Issuance of common stock for services and consultants	$398,000	$190,100	$588,100

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2050 Motors, Inc.

(A development stage company)

Statement of Stockholders’ Equity

From Inception (November 1, 2012) to December 31, 2013

	Common Stock		Additional		Total
	Number	$0.001	paid-in	Accumulated	stockholders’
	of shares	Par value	capital	deficit	equity

Balance, November 1, 2012	-	$-	$-	$-	$-

Shares issued for services	19,010,000	19,010	171,090		190,100
Net Profit				(206,096)	(206,096)

Balance, December 31, 2012	19,010,000	19,010	171,090	(206,096)	(15,996)

Shares issued for cash	3,302,333	3,302	492,048		495,350
Shares issued for services	2,653,332	2,653	395,347		398,000
Shares issued for a stock loan receivable
Net Profit				(478,806)	(478,806)
Balance, December 31, 2013	24,965,665	$24,966	$1,058,484	$(684,902)	$398,548

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